FOR IMMEDIATE RELEASE
Investor Contact:
Martha Lindeman
312-373-2430

Media Contact:
Matthew Pakula
312-373-2435

PLAYBOY ENTERPRISES, INC. REPORTS SIGNIFICANT IMPROVEMENT IN FIRST QUARTER 2010 RESULTS

Cost-Cutting Initiatives Have Across-the-Board Benefits;
Results Improve in All Business Segments

CHICAGO, Thursday, May 6, 2010 -- Playboy Enterprises, Inc. (PEI) (NYSE: PLA, PLAA) today announced a net loss for the first quarter ended March 31, 2010, of $1.0 million, or $0.03 per basic and diluted share, which compares to a net loss of $13.7 million, or $0.41 per basic and diluted share, in the same period last year.  The 2010 first quarter included restructuring and impairment charges of $1.1 million, or $0.03 per basic and diluted share, versus restructuring and impairment charges that totaled $8.7 million, or $0.26 per basic and diluted share, in the same period last year.

First quarter segment income was $3.2 million, a $4.5 million improvement from the $1.3 million segment loss reported in the 2009 first quarter.  Improved results in all three business groups as well as lower Corporate expense contributed to the year-over-year improvement.  Revenues declined to $52.1 million from the $61.6 million in the same time periods, as anticipated, primarily reflecting changes implemented to improve the profitability of Playboy magazine.

PEI Chief Executive Officer Scott Flanders said: "We are clearly making progress in our efforts to more effectively monetize the Playboy brand and return the company to sustained profitability.  The extensive cost-reduction initiatives implemented over the last 18 months were responsible for the improved first quarter results and contributed to the significant narrowing of losses in our domestic magazine, the increase in Entertainment Group operating margins and the Licensing Group returning to its highest level of profitability since mid-2008.  All of these improvements occurred against a backdrop of lingering economic weakness globally and continuing secular challenges, particularly in the print and TV industries.

“With expenses better under control, we are focusing our energies on effectively executing our business strategy,” Flanders said.  “Our goal is to transition Playboy to a brand management company, and our first priority is to outsource, partner or license those of our operations that can be more efficiently handled by other companies.  Already we have completed two major deals, and we are pleased with what we are seeing from our partners thus far.  The outsourcing model not only streamlines our organization, it also allows us to reduce our focus to strengthening our core competencies and to growing the high-margin, high-potential businesses that we will continue to operate.

“We believe that 2010 will be a transitional year and that the true benefits of our strategy will be more fully evident next year.  Revenues are expected to decline this year, primarily due to changes at Playboy magazine, but segment income and operating margins should improve.  We believe that Licensing, our most profitable business, will record solid revenue and profit growth, although the media businesses will remain challenged, showing only marginal improvement over last year,” Flanders said.

Entertainment
First quarter Entertainment Group segment income was $3.6 million in 2010, up 21% from $3.0 million last year on an 8% decline in revenues to $24.0 million from $26.2 million.  Cost-reduction efforts and lower programming amortization expense were responsible for the profit growth in the quarter.

Domestic TV revenues were essentially flat at $13.4 million in the 2010 first quarter compared to the 2009 first quarter, as gains in Playboy TV monthly subscription sales offset declines in video-on-demand buys.  International TV revenues were $10.0 million in the first quarter, down 12% from $11.3 million last year, reflecting increased competition in Europe.   Revenues from other entertainment businesses also declined in the 2010 first quarter compared to the prior year in part due to lower licensing fees for third-party productions.

Print/Digital
A significant improvement in results from the U.S. edition of Playboy magazine was responsible for the narrowing of the Print/Digital Group’s first quarter segment loss to $1.1 million this year from $3.6 million last year.  The Group’s revenues were down 30% in the same time periods to $18.2 million from $26.1 million, reflecting the company’s decisions to lower Playboy magazine’s rate base and to combine the first issue of 2010 with the last issue of 2009 into one editorial package, which was recorded in the 2009 fourth quarter.  Although domestic magazine revenues in the 2010 first quarter declined 48% to $7.1 million from $13.5 million in last year’s first quarter as a result of these measures, the magazine’s first quarter results improved due to the resulting reduction in manufacturing and shipping costs, as well as lower subscription promotion costs and the implementation of other expense-control measures.

The company said that it has returned to publishing 12 separate issues annually and will record revenues for three issues in the 2010 second quarter compared to four last year, when two issues were combined into a summer bonus package.  As a result of that unfavorable comparison as well as the lower rate base, the company said that it expects to report a 26% decline in second quarter 2010 advertising revenues versus the same period last year.

First quarter digital revenues decreased $1.0 million to $8.3 million in 2010, largely reflecting reduced pay site sales.  Cost-reduction initiatives offset the revenue decline.

Licensing
Licensing Group segment income rose 17% to $6.5 million in the 2010 first quarter compared to the prior year on a 6% increase in revenues to $9.9 million.  Royalties from two global licensing agreements and increased sales in Asia were largely responsible for the top- and bottom-line improvement.

Corporate and Other
Corporate expense declined 7% to $5.8 million in the 2010 first quarter versus $6.3 million last year due to a range of cost-savings initiatives.

The company recorded $1.1 million in restructuring and impairment charges in the 2010 first quarter, which primarily was related to real estate lease obligations.  This compares to the first quarter of 2009 when the company reported a total of $8.7 million in restructuring and impairment charges.

Additional information regarding first quarter 2010 earnings will be available on the earnings release conference call, which is being held today, May 6, 2010, at 11:00 a.m. Eastern /10:00 a.m. Central.  The call may be accessed by dialing (800) 895-0198 (for domestic callers) or (785) 424-1053 (for international callers) and using the password: Playboy.  In addition, the call will be webcast.  To listen to the call, please visit http://www.peiinvestor.com and select the Investor Relations section.

###

Playboy is one of the most recognized and popular consumer brands in the world. Playboy Enterprises, Inc. is a media and lifestyle company that markets the brand through a wide range of media properties and licensing initiatives. The company publishes Playboy magazine in the United States and abroad and creates content for distribution via television networks, websites, mobile platforms and radio. Through licensing agreements, the Playboy brand appears on a wide range of consumer products in more than 150 countries as well as retail stores and entertainment venues.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements,” as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing. We use words such as “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues” and other similar terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

The following are some of the important factors that could cause our actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements:

(1)	Foreign, national, state and local government regulations, actions or initiatives, including:
(a)	attempts to limit or otherwise regulate the sale, distribution or transmission of adult-oriented materials, including print, television, video, Internet and mobile materials;
(b)	attempts to limit or otherwise regulate the sale or distribution of certain consumer products sold by our licensees, including nutraceuticals and energy drinks; or
(c)	limitations on the advertisement of tobacco, alcohol and other products which are important sources of advertising revenue for us;
(2)	Risks associated with our foreign operations, including market acceptance and demand for our products and the products of our licensees and other business partners;
(3)	Our ability to effectively manage our exposure to foreign currency exchange rate fluctuations;
(4)
Further changes in general economic conditions, consumer spending habits, viewing patterns, fashion trends or the retail sales environment, which, in each case, could reduce demand for our programming and products and impact our advertising and licensing revenues;

(5)	Our ability to protect our trademarks, copyrights and other intellectual property;
(6)
Risks as a distributor of media content, including our becoming subject to claims for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials we distribute;

(7)	The risk our outstanding litigation could result in settlements or judgments which are material to us;
(8)	Dilution from any potential issuance of common stock or convertible debt in connection with financings or acquisition activities;
(9)	Further competition for advertisers from other publications, media or online providers or decreases in spending by advertisers, either generally or with respect to the men’s market;
(10)	Competition in the television, men’s magazine, Internet, mobile and product licensing markets;
(11)	Attempts by consumers, distributors, merchants or private advocacy groups to exclude our programming or other products from distribution;
(12)
Our television, Internet and mobile businesses’ reliance on third parties for technology and distribution, and any changes in that technology, distribution and/or delays in implementation which might affect our plans, assumptions and financial results;

(13)	Risks associated with losing access to transponders or technical failure of transponders or other transmitting or playback equipment that is beyond our control;
(14)	Competition for channel space on linear or video-on-demand television platforms;
(15)
Failure to maintain our agreements with multiple system operators and direct-to-home, or DTH, operators on favorable terms, as well as any decline in our access to households or acceptance by DTH, cable and/or telephone company systems and the possible resulting cancellation of fee arrangements, pressure on splits or other deterioration of contract terms with operators of these systems;

(16)	Risks that we may not realize the expected sales and profits and other benefits from acquisitions;
(17)	Any charges or costs we incur in connection with restructuring measures we have taken or may take in the future;
(18)	Increases in paper, printing, postage or other manufacturing costs;
(19)	Effects of the consolidation of the single-copy magazine distribution system in the U.S. and risks associated with the financial stability of major magazine wholesalers;
(20)	Effects of the consolidation and/or bankruptcies of television distribution companies;
(21)	Risks associated with the viability of our subscription, ad-supported and e-commerce Internet models;
(22)	Our ability to sublet our excess space may be negatively impacted by the market for commercial rental real estate as well as by the global economy generally;
(23)	The risk that our common stock could be delisted from the New York Stock Exchange, or NYSE, if we fail to meet the NYSE’s continued listing requirements;
(24)	Risks that adverse market conditions in the securities and credit markets may significantly affect our ability to access the capital markets;
(25)
The risk that we will be unable to refinance our 3.00% convertible senior subordinated notes due 2025, or convertible notes, or the risk that we will need to refinance our convertible notes, prior to the first put date of March 15, 2012, at significantly higher interest rates;

(26)
The risk that we are unable to either extend the maturity date of our existing credit facility beyond the current expiration date of January 31, 2011 or establish a new facility with a later maturity date and acceptable terms; and

(27)
Further downward pressure on our operating results and/or further deterioration of economic conditions could result in further impairments of our long-lived assets, including our other intangible assets.

More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.peiinvestor.com in the Investor Relations section of our website

Playboy Enterprises, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Quarters Ended
	March 31,
	2010	2009
Net revenues
Entertainment:
Domestic TV	$13.4	$13.3
International TV	10.0	11.3
Other	0.6	1.6
Total Entertainment	24.0	26.2
Print/Digital:
Domestic magazine	7.1	13.5
International magazine	1.5	1.7
Special editions and other	1.3	1.6
Digital	8.3	9.3
Total Print/Digital	18.2	26.1
Licensing:
Consumer products	8.5	7.8
Location-based entertainment	0.9	1.1
Marketing events	0.1	0.1
Other	0.4	0.3
Total Licensing	9.9	9.3

Total net revenues	$52.1	$61.6

Net loss
Entertainment	$3.6	$3.0
Print/Digital	(1.1)	(3.6)
Licensing	6.5	5.6
Corporate	(5.8)	(6.3)

Segment income (loss)	3.2	(1.3)

Restructuring expense	(0.7)	(3.2)
Impairment charges	(0.4)	(5.5)

Operating income (loss)	2.1	(10.0)

Interest expense	(2.2)	(2.1)
Amortization of deferred financing fees	(0.2)	(0.3)
Other, net	-	(0.1)

Loss before income taxes	(0.3)	(12.5)

Income tax expense	(0.7)	(1.2)

Net loss	$(1.0)	$(13.7)

Weighted average number of common shares outstanding
Basic and diluted	33,540	33,388

Basic and diluted loss per common share	$(0.03)	$(0.41)

PLAYBOY ENTERPRISES, INC.
Reconciliation of Non-GAAP Financial Information (dollars in millions, except per share amounts)

	First Quarter Ended March 31,
EBITDA and Adjusted EBITDA	2010	2009	% Inc/(Dec)
Net Loss	$(1.0)	$(13.7)	(92.7)
Adjusted for:
Income Tax Expense	0.7	1.2	(41.7)
Interest Expense	2.2	2.1	4.8
Amortization of Deferred Financing Fees	0.2	0.3	(33.3)
Depreciation and Amortization	8.1	9.7	(16.5)
EBITDA 1	10.2	(0.4)	-
Adjusted for:
Restructuring Expense	0.7	3.2	(78.1)
Stock Options and Restricted Stock Awards	0.3	0.2	50.0
Equity in Operations of Investments	0.1	-	-
Impairment Charges	0.4	5.5	(92.7)
Cash Investments in Entertainment Programming	(5.1)	(7.2)	(29.2)
Adjusted EBITDA 2	$6.6	$1.3	407.7

Net Income (Loss) Before Restructuring and	First Quarter Ended March 31,
Impairment Charges 3	2010	2009	% Better/(Worse)
Net Loss	$(1.0)	$(13.7)	92.7
Adjusted for:
Restructuring Expense	0.7	3.2	78.1
Impairment Charges	0.4	5.5	92.7
Net Income (Loss) Before Restructuring and Impairment
Charges	$0.1	$(5.0)	-
Basic and Diluted Loss Before Restructuring and Impairment
Charges Per Common Share	$-	$(0.15)	100.0

	First Quarter Ended March 31,
Financial and Operating Data	2010	2009	% Inc/(Dec)
Entertainment
Cash Investments in Entertainment Programming	$5.1	$7.2	(29.2)
Programming Amortization Expense	$6.6	$8.0	(17.5)

Print/Digital
Advertising Sales (Playboy-Branded)	$1.9	$3.4	(44.1)
Digital Content Expense	$1.6	$1.7	(5.9)
Domestic Magazine Advertising Pages	58.9	59.0	(0.2)

At March 31
Cash, Cash Equivalents, Marketable Securities and
Short-Term Investments	$25.4	$26.5	(4.2)
Long-Term Financing Obligations	$105.3	$100.8	4.5

See notes on accompanying page.

PLAYBOY ENTERPRISES, INC.
Notes to Reconciliation of Non-GAAP Financial Information and Financial and Operating Data

1)
In order to fully assess our financial results, management believes that EBITDA is an appropriate measure for evaluating our operating performance and liquidity, because it reflects the resources available for, among other things, investments in television programming. The resources reflected in EBITDA are not necessarily available for our discretionary use because of legal or functional requirements to conserve funds for capital replacement and expansion, debt service and other commitments and uncertainties. Investors should recognize that EBITDA might not be comparable to similarly titled measures of other companies. EBITDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with generally accepted accounting principles in the United States, or GAAP.

2)
In order to fully assess our financial results, management believes that Adjusted EBITDA is an appropriate measure for evaluating our operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among other things, to invest in the business, make strategic acquisitions and strengthen the balance sheet. In addition, a comparable measure of Adjusted EBITDA is used in our credit facility to, among other things, determine the interest rate that we are charged on borrowings under the credit facility. Investors should recognize that Adjusted EBITDA might not be comparable to similarly titled measures of other companies. Adjusted EBITDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with GAAP.

3)
In order to fully assess our financial results, management believes that Net Income (Loss) Before Restructuring and Impairment Charges is an appropriate measure for evaluating our operating performance and liquidity. Investors should recognize that Net Income (Loss) Before Restructuring and Impairment Charges might not be comparable to similarly titled measures of other companies. Net Income (Loss) Before Restructuring and Impairment Charges should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with GAAP.